REAL ESTATE SALE AGREEMENT





         THIS REAL ESTATE SALE AGREEMENT (hereinafter sometimes referred to as the "Agreement") is made this 2nd day of February, 2000, by and between EAST MORRIS REALTY ASSOCIATES, L.L.C., a limited liability company of the State of New Jersey, having an address at 16 Elm Street, P. O. Box 1656, Morristown, New Jersey 07960 ("Seller") and INTEGRATED ANALYTICAL LABORATORIES, LLC, a limited liability company of New Jersey, having an address at 273 Franklin Road, Randolph, New Jersey 07869 ("Buyer").


                                    RECITALS


1. Seller is the owner of all ten (10) units and 100% of all common elements in an industrial condominium known as "Millbrook Industrial Park Condominium" created by that certain Master Deed dated September 12, 1986 and recorded on December 24, 1986 in the Morris County Clerk's office in Book 2911 of Deeds at page 122 etc. The building and units are utilized by five (5) tenants for the following uses:

         a) Units 1 and 2, J&M Carpet Express for a showroom and warehouse for carpeting and flooring, including offices, storage and shipping.

         b) Unit 3, Philip Morris for general warehousing and office for sale of cigarettes.

         c) Unit 4, Applied Nutrition for a supply, storage and repair facility and office for computer business.

         d) Unit 5, Internetwork Services for supply, storage and repair facility and office for computer business.

         e)       Units 6-10, Integrated Analytical  Laboratories for management
                  and  consulting   services  in  the  environmental  field  and
                  environmental testing laboratory.


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         The real estate is  described  in Exhibit I attached  hereto.  The real estate shall hereafter be referred to as the Property.

2. Seller, for and in consideration of the purchase price as adjusted as hereinafter provided, to be paid as stipulated herein, and also in consideration of the terms, covenants and agreements to be performed by Buyer as set forth herein, agrees to convey the Property to Buyer, free from all encumbrances except as otherwise specifically hereinafter set forth, by bargain and sale deed with covenants against grantor's acts on the date herein fixed for closing of title to the Property.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto mutually covenant and agree as follows:


1.       DEFINITIONS

         The following terms, when capitalized, shall have the following meanings:

         "Agreement" - means, when fully executed by Seller and Buyer, this Real Estate Sale Agreement.

         "Agreement Date", "date of this Agreement", and words of similar import
         - means the date upon which all parties to this Agreement have received fully executed copies of this Agreement.

         "Buyer" - means Integrated Analytical Laboratories, LLC, a New Jersey limited liability company.

         "Buyer's Attorney" - means Lawrence B. Seidman, Esq., P. O. Box 5430, Parsippany, New Jersey 07054.

         "Closing" - means the delivery of the deed to the Property and other required documents of conveyance by the Seller to the Buyer and the simultaneous payment of the Purchase Price to Seller, all in accordance with this Agreement.

         "Closing Date" - means the date and time specified in Section 8.1 of this Agreement on which Seller shall convey title to the Property pursuant to this Agreement.

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         "Deposit - means the monies payable by Buyer  together with interest on account of this  Agreement  pursuant to Sections 3 and 5.

         "Due Diligence" - means the process whereby the Buyer shall undertake an investigation and review as to the feasibility and appropriateness of the Property for their intended use within the context of the terms of this Agreement.

         "Industrial  Site  Recovery  Act"  -  means  N.J.S.A.   13:1K-6,  et
         seq.,  the regulations   promulgated   thereunder,   and  any
         successor   legislation   or regulations.

         "NJDEP" - means the New Jersey Department of Environmental Protection.

         "Property" - means the lands and building described on Exhibit I.

         "Purchase Price" - means ONE MILLION EIGHT HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($1,850,000.00), as same may be adjusted and as hereinafter provided.

         "Seller's Attorney" - means Dillon, Bitar & Luther, 53 Maple Avenue, P. O. Box 398, Morristown, New Jersey 07963-0398,
         Attention:  Garth F. Weber.

         "Termination Notice" - means a written instrument terminating this Agreement in accordance with the terms of this Agreement and which has been provided in conformity with Section 6.2 of this Agreement.

2.       SALE AND PUCHASE OF THE PROPERTY

         Seller hereby agrees to sell and convey to Buyer and Buyer hereby agrees to purchase from Seller, upon the terms and subject to the conditions hereinafter set forth, good and marketable title, free and clear of any liens or encumbrances in and to the Property insurable by a reputable title insurance company doing business in New Jersey at regular rates and in accordance with this Agreement together with the following:

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         (a)      all the rights and  appurtenances  pertaining to the Property, including any right, title and interest of Seller in and to adjacent streets, roads, alleys and rights-of-ways presently existing or created in the future, including the existing Leaseholds; and

         (b) such other rights and interest as may be specified in this Agreement to be sold, transferred, assigned or conveyed by Seller to Buyer.

         (c) None of the exceptions above set forth shall prevent the use of the premises as currently used and specified in paragraph 1 of the recitals.

3.       PURCHASE PRICE AND MANNER OF PAYMENT

         Purchase Price: The Purchase Price (as may be adjusted as hereinafteR provided) shall be paid by the Buyer to the Seller in the following manner:

         Upon signing of this Agreement                       92,500.00

         By Buyer obtaining a mortgage as
         hereinafter provided in Paragraph 4               1,387,500.00

         Balance to be paid at closing by
         certified or bank cashier's check                   370,000.00
                                                          -------------

                                               Total      $1,850,000.00

4.       MORTGAGE CONTINGENCY

         Buyer's   obligation  to  consummate  this  Agreement  is  specifically contingent upon Buyer obtaining a mortgage commitment from a reputable financial institution in the principal amount of $1,387,500.00 based upon an interest rate no greater than 8-1/2% per annum with a minimum term of ten (10) years based on a twenty (20) year amortization schedule. The said mortgage commitment is to be obtained within forty-five (45) days from the date of this Agreement, the application for such mortgage the Buyer agrees to make without delay. If the mortgage commitment has not been received within said forty-five (45) day period, then either party shall have the right to terminate this Agreement by notice to the other in writing, and the Seller shall
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         return to the Buyer all deposit monies paid by Buyer and this Agreement shall be declared null and void without any further right, claim or demand of either party against the other for any damages or claims arising directly or indirectly therefrom.

         Seller acknowledges that in order for Buyer to obtain a mortgage and close title, the requirements, which shall be at the cost and expense of Buyer, may include the following:

                  a.       procurement of a Phase I Environmental Audit

                  b. procurement of tenant estoppel letters and subordination, non-disturbance and attornment agreements

                  c.       structural inspection by an engineer

                  d.       survey

                  e.       internal review of the leases

         Seller agrees to cooperate with the Buyer to furnish the necessary data for processing Buyer's mortgage application.

5.       DEPOSIT MONIES

         All deposit monies will be held in trust by Dillon, Bitar & Luther in an interest-bearing account until closing of title. All interest earned on the account shall be divided equally between the parties at closing. Seller's Tax Identification Number is 22-2627664. Buyer's Tax Identification Number is 22-3498363. If closing does not occur through no fault of the Buyer, all deposit monies together with the interest earned thereon will be returned to the Buyer.

6.       CONDITIONS OF CLOSING

         6.1 The obligations of Buyer hereunder (including its obligation to close the transaction and consummate the purchase contemplated hereby) are subject to the conditions precedent set forth in this Section Six (any or all of which may be waived by Buyer by an instrument in writing making reference

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                  to this  Section Six or other  applicable  provisions  of this
                  Agreement).  If any of the conditions  precedent  cannot be or
                  are  not  satisfied,   Buyer  or  Seller  may  terminate  this
                  Agreement in accordance with its terms and Buyer shall receive the return of its deposit monies, unless Buyer is the cause of the failure to satisfy the conditions precedent, in which case Buyer agrees that the Deposit shall be paid to Seller as liquidated damages.

                  a. Status Quo of the Property. Seller shall not, directly or indirectly, undertake any construction or other work (except for necessary repairs) upon the Property except such work as Seller is directed to undertake by any governmental agency having
                           jurisdiction   over  the  Property,   or  any  action
                           required to satisfy any condition of any approval obtained by Seller with respect to the Property. Seller shall not enter into any new leases, or modify, amend, or terminate any existing leases without Buyer's consent which may be withheld for any reason or no reason.

                  b. Zoning. Buyer shall have confirmed that the Property either lies in a zoning district that permits the use of the Property as currently used, or that these uses exist as prior, non-conforming permitted uses.

                  c. Title Requirements. Buyer shall have satisfied itself within sixty (60) days from the execution of this Agreement that the requirements of Section 7 of this Agreement are satisfied.

                  d.       ISRA.   Seller   shall   have   complied   with   the
                           requirements of Section 11 of this Agreement in compliance with the Industrial Site Recovery Act.

                  e. Due Diligence. During the period beginning with the date hereof first above written, and ending on the date thirty (30) days from the date hereof, (the "Feasibility period Date"), Buyer shall, at Buyer's

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                           sole cost and expense,  conduct its own due diligence
                           investigation into the condition of the Premises, including but not limited to, the roof, building,
                           structure,  HVAC,  electrical,   plumbing,  financial
                           records and the leases existing in connection with the Premises.

                           In the event Buyer determines, in its sole and absolute discretion, that any of the foregoing conditions are not satisfactory, or Buyer determines for any other reason that it does not desire to complete the purchase of the Premises, Buyer shall notify Sellers in writing of that determination within the ten (10) days after the expiration of the Feasibility Period Date. Upon such notification, this Agreement shall terminate and be of no further force and affect, neither party shall hereto have any further liability to the other, and Buyer shall receive a refund of the Deposit and any interest thereon (as defined in Section 5 hereof).

         6.2      Termination.  If any of the conditions  precedent set forth in
                  Section 6.1 are not satisfied within the time frames set forth, this Agreement may be terminated by Buyer delivering a Termination Notice to Seller, which Notice shall be effective upon delivery. In the event this Agreement is terminated in accordance with the terms of this Subsection 6.2 then the Deposit, and all interest earned thereon, shall be promptly returned to Buyer. The period in which Buyer must terminate the Agreement pursuant to this Section 6.2 shall end at 5:00 P.M. on the forty-fifth (45th) day following receipt by Buyer of a fully executed Agreement.

7.       TITLE REQUIREMENTS; TITLE EVIDENCE

         7.1 Type of Deed; Exceptions to Title. The Property shall be conveyed to Buyer by Seller at Closing by a bargain and sale deed with covenants against grantor's acts free of all encumbrances, covenants, restrictions, easement agreements, rights-of-way, and liens of any kind whatsoever, except (a) all utility easements on that portion of the Property which

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                  fronts upon a public road; (b) restrictions of record provided
                  (i) they would not prohibit the use of the Property as currently used for manufacturing, storage or light assembly;
                  (ii) they have not been violated prior to Closing and (iii) violation would not result in forfeiture or reversion of title; and (c) such facts as an accurate survey may reveal, provided such facts do not render title unmarketable nor prevent the use of the premises as presently used. The Deed shall contain a description in accordance with a survey prepared on behalf of the Buyer, at the Buyer's sole cost and expense.

         7.2 Title Search. Buyer shall apply for a report of title ("Title Insurance Binder") from a title insurance company of its selection ("Title Company") authorized and licensed to do business in the State of New Jersey, promptly upon execution of this Agreement and shall pursue delivery of the Title Insurance Binder from the Title Company to Seller's Attorney. Upon receipt of the Title Insurance Binder (and amendments and endorsements to same), Buyer shall give Seller written notice within sixty (60) days of the date of this Agreement of defects or exceptions in title requiring correction, and the requirements of the Title Company for correction of such defects.  In  the  event  a  defect  or  exception  cannot  be corrected within thirty (30) days of Seller's receipt of Buyer's notice, or Seller shall be unwilling to correct such defect or exception, either party may terminate this Agreement upon delivery of a Termination Notice to the other party. Upon termination of this Agreement pursuant to this paragraph, the Deposit shall be immediately returned to Buyer and the rights and obligations of the Buyer and Seller hereunder shall terminate. Notwithstanding the right of either party hereto to terminate this Agreement, Buyer shall have the right nonetheless to proceed to Closing without reference to such title defect or exception and without an abatement in the Purchase Price as a result of such defect or exception.

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         7.3      Leases. Title shall be conveyed subject to the Leases attached hereto as Exhibit II. At closing Seller shall assign to Buyer any and all security deposits which Seller is holding and shall furnish letters of attornment to each tenant.

8.       CLOSING OF TITLE

         8.1      Date and  Place of  closing.  Buyer and  Seller  agree to make
                  March 15, 2000 the estimated date for closing. The closing shall take place at Buyer's attorney's office, as long as same is located in northern New Jersey.

                  In the event Seller is awaiting evidence of compliance with ISRA pursuant to Section 11 of this Agreement, or is in the process of complying with its other obligations under the Agreement, the closing shall take place within fourteen (14) days of receipt of evidence of satisfaction of any such contingencies from Seller. Notwith-standing the foregoing, neither party shall be compelled to close earlier than the estimated date provided herein.

         8.2 Delivery of Good and Marketable Title. At the closing, Seller shall deliver a bargain and sale deed with covenants against grantor's acts. Such Property title shall be insurable by a title insurance company licensed to do business in New Jersey at ordinary rates. At the closing, Seller shall, in addition to the deed and other documents referred to in this Agreement, furnish to Buyer an affidavit of title in usual form, a resolution, and such other documents as may be reasonably required or necessary to deliver and convey good and marketable title to Buyer in accordance with this Agreement, or as may be reasonably required by Buyer's Title Company. Buyer shall have the right to discharge any encumbrances or objections to title which can be removed by payment of a liquidated sum at closing with the proceeds of sale. At closing Seller shall deliver to Buyer an assignment of any and all warranties that Seller may have with regard to the premises such as the roof, water proofing, or any other capital improvement.

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         8.3      Adjustment at Closing. Taxes and municipal assessments (except as otherwise provided in this Agreement) shall be adjusted, apportioned and allowed as of the Closing Date. Any other
                  adjustment,   including  adjustments  for  insurance,   rents,
                  profits, water or sewer fees, and the like, shall be allowed and apportioned as of the Closing Date. Seller shall be responsible for payment of the New Jersey Realty Transfer Tax. In the event any assessment for any municipal improvement completed prior to the Closing Date shall be imposed upon the Property or any portion thereof, the same shall be paid in full by the Seller or allowed as a credit against the Purchase Price whether or not such assessment may be payable in installments. In the event any such assessment for which Seller is responsible is unconfirmed as of the Closing Date, the Seller shall escrow with the Buyer's Title Company an amount reasonably estimated to satisfy the pending assessment. In the event the assessment, when confirmed, is less than the escrowed sum, the balance shall be promptly returned to the Seller. In the event the assessment, when confirmed, is more than the escrowed sum, the Seller shall promptly pay the balance. This provision shall survive the Closing. Seller has received no notice of any assessments for public improvements.

9.       BROKERAGE FEES AND COMMISSIONS

         Each party represents to the other that no real estate broker was instrumental in negotiating this transaction.

10.      FIRPTA REPESENTATION

         Seller represents that it is an entity formed and existing under the laws of the State of New Jersey, and hence is not subject to the Foreign Investment in Real Property Tax Act of 1980. Seller shall deliver the appropriate certification of its non-foreign status at closing.

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11.  INDUSTRIAL SITE RECOVERY ACT

               A. As a condition precedent to Buyer's obligation to purchase the Property, Seller shall have received from the Industrial Site Element or its successor ("Element") of the NJDEP, on or before the Closing, a non-applicability letter considering all uses conducted on the Property, for which Seller shall apply pursuant to the Industrial Site Recovery Act. Seller represents that its Standard Industrial Classification Number (SIC Number) is 6512 If this condition precedent shall not have been satisfied on or before the ninetieth (90th) day following the date of this Agreement, Buyer shall have the right to void this Agreement on notice to Seller, in which event neither party shall be under any further obligation to the other, with the exception that the Deposit, together with interest, shall be promptly returned to the Buyer. Seller shall make application for the letter of non-applicability in accordance with the Industrial Site Recovery Act within thirty (30) days of the date of this Agreement and shall simultaneously provide to Buyer a copy of the application(s).

                    In the event application for a non-applicability letter
                    is inappropriate, Seller shall, within thirty (30) days after denial of its request for a letter of non-applicability, apply for a de minimis exception, negative declaration or letter of no further action. Buyer shall have the right to terminate the Agreement and receive the return of any and all monies paid in connection with this Agreement if a de minimis exception, a negative declaration or letter of no further action is not received within six (6) months of the execution of this Agreement.

               B. Buyer shall, at Buyer's sole cost and expense, obtain a "Phase I Environmental Assessment" report with respect to the Premises within thirty (30) calendar days from the date of this Agreement. A copy of said report shall be provided to Seller within the aforesaid time period. In the event Buyer deems the Phase I to be unsatisfactory in any respect whatsoever, in its sole and non-reviewable judgment, Buyer

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                    may  terminate  this  Agreement  upon ten (10)  days  notice thereafter and Seller shall return the Deposit together with all interest thereon to Buyer.

12.      CONDEMNATION

         If, at any time prior to Closing, all or any part of the Property shall be taken, or threatened to be taken, in the exercise of the power of eminent domain by any public or private authority, then Buyer may, upon written notice to the Seller, terminate this Agreement, provided, however, that in the event of a partial taking of the Property, Buyer shall not be permitted to terminate this Agreement unless: (i) that portion of the Property taken or sought to be taken amounts to more than ten (10%) percent of the land constituting the Property; or (ii) any such condemnation or taking effectively restricts ingress or egress to the Real Property. Seller has no notice of any potential or prospective condemnation proceeding.

13.      LIQUIDATED DAMAGES

         In the event that the Buyer should default under this Agreement, the parties agree that the damages that Seller will sustain as a result thereof will be difficult, if not impossible, to ascertain; and, therefore, the parties agree that in the event of Buyer's default, the Seller shall be entitled, as his sole remedy for Buyer's default hereunder, to the deposit together with the interest earned thereon. The Buyer shall have no further liability beyond said deposit.

         LIABILITY OF SELLER

         The liability of the Seller hereunder in the event of default in the performance of any of the terms and provisions of this Agreement on the part of Seller to be performed is hereby limited to the return of the Deposit to Buyer, with interest, and upon return to Buyer of its Deposit, the liability of Seller shall wholly cease, and Buyer shall have no further claim against Seller for any default, breach, or violation hereof; provided, however, that the foregoing shall not limit Buyer's right to obtain specific performance of Seller's obligation to convey title pursuant to this Agreement.

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14.      RIGHT OF ENTRY

         After execution of the Agreement, Buyer shall have the right, subject to respective rights of tenants, to enter upon the property for the purposes of investigating the Property's condition and preparing a survey or other plans required for Buyer to consummate the sale. Such right of entry shall extend to Buyer's representatives, agents, or individual contractors which will be retained by Buyer to perform such activity. Buyer shall indemnify and hold Seller harmless from all claims for injuries to persons or damage to property, including reasonable attorney fees, arising out of Buyer's entry, or that of its representatives, agents or individual contractors, as provided herein.

15.      RISK OF LOSS

         By virtue of ownership of the premises the risk of loss shall be under the Seller until closing of title. In the event of damage or destruction to the property and if the cost of restoration thereof shall be $180,000.00 or more, then in that event either party shall have the right to terminate this Agreement, in which event all deposit monies and interest earned thereon shall be returned to the Buyer.

         Notwithstanding any of the above, if the Seller elects to terminate the contract, Buyer shall have the right to reinstate the Agreement in accordance with the terms hereof and receive the proceeds of the insurance paid on account of damage.

16. CERTIFICATE OF OCCUPANCY, SMOKE DETECTOR, SEPTIC AND/OR WELL WATER CERTIFICATION

         If required by state, county or local regulation, Seller shall, at Seller's own cost and expense, provide an unconditional Certificate of Occupancy, and Smoke Detector Certification at closing and deliver same to Buyer. Seller shall, at Seller's sole cost and expense (not to exceed $1,000.00), effect all necessary repairs and/or other work necessary to obtain any such Certificate and/or Certifications. In the event the cost to obtain said Certificate or Certification shall exceed

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         $1,000.00,  Seller may, upon notice to Buyer,  terminate this Agreement and return the Deposit with interest to Buyer, unless Buyer elects to pay for the cost of such Certifications and/or Certificates in excess of $1,000.00.

17.      REPESENTATIONS, WARRANTIES AND COVENANT OF SELLER

         To the best of their knowledge, information and belief, Seller hereby makes the following representations, warranties and covenants to Buyer which representations, warranties and covenants are true and correct as of the date hereof and shall be true and correct as of the date of closing:

         A. The execution and consummation of this Agreement by Seller will not violate, conflict with or constitute a default under any Agreement or other instrument to which Seller is a party or by which Seller is bound;

         B. All documents and instruments to be executed and delivered by Seller in connection with this Agreement will be legally enforceable, valid and binding obligations of Seller;

         C. Seller has good and marketable title to the Property. Seller represents that there are no encumbrances or liens against the Property except for its mortgage loan with Banco Popular. Seller shall be permitted to pay-off this loan, and any other lien or encumbrance against the Property out of the proceeds at closing. Seller further represents that they will do nothing to impair or encumber the Property;

         D. To the best of Seller's knowledge, there are no outstanding taxes of any type due and owing on the Property, other than currently real estate taxes. To the best of Seller's knowledge, there are no assessments for public improvements whether confirmed, unconfirmed, completed, approved, pending or under construction as of the date of this Agreement. Notwithstanding, and in any event, Seller shall pay all such assessments at closing;

         E. Seller will cooperate with Buyer with regard to processing any application for financing;

         F. Seller shall assign all leases respecting the various tenancies on the Property to Buyer at closing of title. The names and addresses of all current tenants on the Property, and the amounts of their monthly rents are listed on Exhibit "III" hereto. Seller agrees to provide Buyer with copies of all written leases with said tenants within five (5) days from the date of this Agreement. Seller further represents that all payments due and owing under the terms of said leases are current; and

         G. Seller certifies, represents and warrants that there are no pending or threatened claim, action, complaint, notice of violation or proceeding by any governmental authority or third party respecting the Property arising out of any violation or alleged violation of any environmental law.

18.      REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

         Buyer, to the best of its knowledge, information and belief, hereby makes the following representations, warranties and covenants to Seller, which representations, warranties and covenants are true and correct as of the date hereof and shall be true and correct as of the date of closing:

         A. Buyer is financially capable of entering into and consummating the transaction contemplated by this Agreement in accordance with the terms hereof;

         B. The execution and consummation of this Agreement will not violate, conflict with, or constitute a default under any Agreement or other instrument to which Buyer is a party, or by which Buyer is bound. Buyer has full power and authority to perform and consummate this Agreement in accordance with the terms and conditions herein contained;

         C. All documents and instruments to be executed and delivered by Buyer in connection with this Agreement will be legally enforceable, valid and binding obligations of Buyer; and

         D. Except as otherwise set forth in this Agreement, Buyer acknowledges that it is accepting the Property in "as is" condition.

19.      CONDEMNATION

         In the event condemnation or eminent domain proceedings shall be commenced, before closing, by any governmental or quasi-governmental authority having jurisdiction therefor against all or any material part of the Property, Buyer may, at its option, by giving notice to Seller within ten (10) days after its receipt of the notice of such proceedings, terminate this Agreement. Seller agrees to serve a copy of all such notices on Buyer within ten (10) days of Seller's receipt of such notice.

         In the event of a non-material condemnation or if Buyer does not elect to terminate this Agreement, then any award in condemnation shall be assigned to Buyer at closing, or if paid to Seller prior thereto, shall be credited against the unpaid balance of the purchase price due at closing. If Buyer determines not to terminate this Agreement, Seller shall not adjust or settle any condemnation awards without the prior written approval of Buyer and shall allow Buyer to participate in all proceedings.

20       PERSONAL PROPERTY AND FIXTURES

         All personal property and fixtures belong to Seller, if any, unless otherwise specifically excluded elsewhere in this Agreement, are included in the sale.

21.      RIGHT TO ASSIGN CONTRACT

         Buyer shall have the right to assign this Contract to any entity in which Buyer, or the principals of Buyer, have a controlling interest, and as long as Buyer guarantees the performance of all Buyer obligations contained in this Contract.

22.    MISCELLANEOUS

         22.1 Entire Agreement. This Agreement and any Exhibits annexed (or to be annexed) hereto embody the entire Agreement between the parties in connection with this transaction, and there are no oral or parole agreements, representations, or inducements existing between the parties relating to this transaction which are not expressly set forth herein and covered hereby. This Agreement may not be modified except by a written agreement executed by all parties.

         22.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their respective heirs, legal representatives, administrators, successors, and assigns.

         22.3 Waiver. A Waiver by any party to this Agreement shall constitute a waiver only for that one occasion and shall not be deemed a permanent waiver of same. If any action by any party shall require the consent or approval of another party, such consent or approval on any one occasion shall not be deemed a consent or approval of any other action on the same or any subsequent occasion.

         22.4 Notices. Any notice which is required to be given pursuant to this Agreement shall be given by delivery of said notice by personal delivery, Federal Express or equivalent service or by certified mail, return receipt requested (the actual delivery of said notice by express mail service or the posting of which notice with the U.S. mails shall be deemed sufficient for this purpose), and such notices shall be to the parties in care of the addresses set forth on the first page of this Agreement (or such other address as the parties may direct by written notice to the other party). In case of Seller, copies of all notices shall be sent to Garth F. Weber, Esq. In case of Buyer, copies of all notices shall be sent to Lawrence B. Seidman, Esq.

         22.5 Captions. The captions and other headings contained in this Agreement as to the contents of particular articles, sections, paragraphs or other subdivisions contained herein are inserted for convenience of reference only and are in no way to be construed as part of this Agreement or as limitations on the scope of the particular articles, sections, paragraphs or other subdivisions to which they refer and shall not affect the interpretation or meaning of this Agreement.

         22.6 Governing Law. This Agreement shall be controlled, construed and enforced in accordance with and will be governed by the laws of the State of New Jersey.

         22.7 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         22.8 Parity. This Agreement shall be construed on a parity basis. The Agreement is the result of negotiation between the Buyer and the Seller and the identity of the draftsman shall not be utilized in the interpretation of any provision of this Agreement.

         22.9     Gender;  Context. Where the context shall indicate or require:
                  (a) all references to singular nouns or pronouns shall include the plural, and vice versa; (b) the masculine shall include the feminine, and the neuter, and vice versa; and (c) all pronouns shall be deemed modified to reflect the correct gender where so required.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

WITNESS:                                    SELLER:

                         EAST MORRIS REALTY ASSOCIATES,
                                                     L.L.C.



/s/ Garth F. Weber                  By: /s/ Thomas J.Collins
--------------------                ------------------------
Garth F. Weber                        Thomas J. Collins, Manager
                                      and Member


/s/ Garth F. Weber                  By: /s/ John E. Haug II
-------------------                 ------------------------
Garth F. Weber                        John E. Haug, II, Manager
                                      and Member



WITNESS:                            BUYER:

                                    INTEGRATED ANALYTICAL
                                    LABORATORIES, LLC



/s/ Alan Belkin                     By: /s/Michael Leftin
------------------                  -------------------------
Alan Belkin                           Michael Leftin, Manager

                CENTURY/INTERCOUNTY TITLE INSURANCE AGENCY, INC.
                             18 Hook Mountain Road,
                                 P.O. Box 607,
                              Pine Brook, NJ 07058,
                     Phone (201) 808-0770 Fax (201)227-6604

                         CHICAGO TITLE INSURANCE COMPANY
                              COMMERCIAL COMMITMENT
                                   SCHEDULE A
                                    NUMBER 4
                                   (CONTINUED)


DESCRIPTION:                                         Title Number:     CHI 56402

All that certain tract, lot and parcel of land lying and being in the Township of Randolph County of Morris and State of New Jersey being more particularly described as:

BEGINNING at a point in the center line of Franklin Road also known as Palmer Road, where it is intersected by the easterly boundary of lands belonging to the Township of Denville, said point beginning being distant 16.42 feet, on a course of South 41 degrees 03 minutes east from a monument found on the north side of the existing payment, and running; thence

1) passing through said monument, and along lands of the Township of Denville, north 41 degrees, 03 minutes west 439.47 feet to a monument in the southerly right of way line of the Erie Lackawanna Railroad; thence
2) in an easterly direction along said southerly line, being parallel to and distant 90 feet southerly from the old center line of the Morris and Essex Railroad, along a curve curving to the left, having a radius of 2000.08 feet, a length of 57.36 feet whose chord is south 84 degrees 41 minutes 29 seconds east,
57.35  feet,  to a point;  thence
3) still along said Erie-Lackawanna Railroad right of way line, in an easterly direction along a spiral curving to the left, whose chord is north 88 degrees 05 minutes 50 seconds east, 203.04 feet to a point; thence
4) still along the southerly sideline of the Erie-Lackawanna Railroad right of way along a curve curving to the left, having a radius of 5819.65 feet a length of 402.90 feet, and whose chord is north 88 degrees 35 minutes 30 seconds east,
402.79 feet to a point; thence
5) still along said southerly sideline being along a spiral curve, whose chord is north 86 degrees 16 minutes 32 seconds east
100.85 feet to a point;  thence
6) still along said southerly sideline north 86 degrees 06 minutes 30 seconds east 154.75 feet to a point where is intersected by the division line between the Township of Randolph and the Township of Rockaway; thence
7) along said boundary and crossing a monument marking the division between Rockaway Township and Denville Township, south 19 degrees 29 minutes 31 seconds west 218.50 feet, to a point in the centerline of the aforementioned Franklin (Palmer) Road; thence
8) along the centerline in a westerly direction along a curve curving to the left having a radius of 191.106 feet a length of 77.58 feet and whose chord is south 73 degrees 11 minutes 49 seconds west 77.05 feet to a point; thence

9) still along said center line in a westerly direction along a curve curving to the right having a radius of 613.43 feet, a length of 159.35 feet, whose chord is south 69 degrees 00 minutes 30 seconds west 158.90 feet to a point; thence
10) still along said center line south 76 degrees 27 minutes west 70.00 feet to a point; thence
11) still along said center line south 80 degrees 27 minutes west 269.79 feet to the point and place of BEGINNING.

Description  in  accordance  with a  survey  made by THE RBA GROUP THOMAS
R. BADENOCH,  NJLS,  dated May 18, 1987 revised September 10, 1987.

BEING units 1-10, "Millbrook Industrial Park Condominium" together with 100 percent of the individual interest in the common elements thereto, according to the Master Deed dated September 12, 1986 recorded December 24, 1986, deed book 2911 page 122 and as same may now or hereafter be lawfully amended.

                         DILLON, BITAR & LUTHER, L.L.C.
                               COUNSELLORS AT LAW

THOMAS J. BITAR                     53 MAPLE AVENUE         WORRALL F. MOUNTAIN
HENRY N. LUTHER, III                                             (1909-1992)
PETER E. HENRY                       P.O. BOX 39
ROBERT W. DELVENTHAL                                           SIDNEY G. DILLON
GARTH F. WEBER             MORRISTOWN, N.J. 07963-0398   WILLIAM E. BARDUSH, JR.
WILLIAM F. CAMPBELL, III                                      BARRY M. JOHNSTON
MARY A. POWERS                      __________________              RETIRED
PETER J. WOLFSON                    (973) 539-3100       DOROTHEA GARBER CRACAS
MICHAEL L. RICH                   FAX (973) 292-2960            OF COUNSEL
STEVEN B. GREENAPPLE
MARIE-LAURENCE FABIAN                                             ______
CHARLES V. QUINN
LAURA J. LANDE                         March 15,                ARNOLD M. STEIN
JACK V. VALINOTI                                            COUNSEL TO THE FIRM
LARA B. PENNINGTON
LEONARDO M. TAMBURELLO


     Laurence J. Rappaport, Esq.
     Bray, Chiocca, Rappaport & Rothstadt, L.L.C.
     Lanidex Executive Center
     100 Misty Lane
     Parsippany, New Jersey 07054-2710

         Re: East Morris Realty Associates, L.L.C. - Sale To Integrated Analytical Laboratories, LLC; Premises at 273 Franklin Road, Randolph, NJ
                  --------------------------------------------

Dear Mr. Rappaport:

         We have been advised that your client has requested an extension of time to obtain a mortgage commitment and consummate closing in the above-referenced matter. Apparently, this request has been made, since Banco Popular has made what your client considers an unreasonable request concerning guaranty of the contemplated mortgage loan.

         My client has indicated that it is agreeable to an extension. Accordingly, please consider this letter as Seller's agreement to extend the mortgage contingency period to April 30, 2000 and the closing date to May 15, 2000. Would you please contact your client and confirm to me Buyer's agreement with respect to these two dates.

         If you have any questions, please call me.

                                             Very truly yours,

                                             /s/ Garth F. Weber
                                             ------------------
                                             Garth F. Weber

GFW:jd
cc:      Mr. Thomas J. Collins
         Mr. John E. Haug, II